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                                                                  Exhibit 4.2(a)

                                 PREFERRED STOCK
                               PURCHASE AGREEMENT

                               DATED APRIL 3, 2000

                                      AMONG

                           RURAL CELLULAR CORPORATION,

                  MADISON DEARBORN CAPITAL PARTNERS III, L.P.,

                   MADISON DEARBORN SPECIAL EQUITY III, L.P.,

                          SPECIAL ADVISORS FUND I, LLC,

                     BOSTON VENTURES LIMITED PARTNERSHIP V,

                                       AND

                       TORONTO DOMINION INVESTMENTS, INC.


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                                TABLE OF CONTENTS

                                                                            PAGE

1.  Authorization and Closing..................................................1
         1A.      Authorization of the Preferred Stock.........................1
         1B.      Purchase and Sale of the Preferred Stock.....................1
         1C.      The Closing..................................................1

2.  Conditions of Each Purchaser's Obligation at the Closing...................1
         2A.      Representations and Warranties; Covenants....................2
         2B.      Certificate of Designation...................................2
         2C.      Articles of Incorporation....................................2
         2D.      Company's Bylaws.............................................2
         2E.      Registration Agreement.......................................2
         2F.      Acquisition Agreement........................................2
         2G.      Senior Loan Agreement........................................3
         2H.      Bridge Financing Agreement...................................3
         2I.      Class T Preferred Stock Agreement............................3
         2J.      Sale of Preferred Stock to Each Purchaser....................3
         2K.      Securities Law Compliance....................................4
         2L.      Compliance with Applicable Laws..............................4
         2M.      Opinions of the Company's Counsel............................4
         2N.      Expenses.....................................................4
         2O.      Undrawn Commitment Fee.......................................4
         2P.       Receipt of Necessary Approvals..............................4
         2Q.      Closing Documents............................................5
         2R.      Waiver.......................................................6

3.  Covenants..................................................................6
         3A.      Financial Statements and Other Information...................6
         3B.      Restrictive Covenants........................................6
         3C.      Designation of Directors.....................................9
         3D.      Affirmative Covenants.......................................13
         3E.      Year 2000 (Y2K) Compliance..................................14
         3F.      Compliance with Agreements..................................15
         3G.      Regulatory Compliance Cooperation...........................15
         3H.      Public Disclosures..........................................15

4.  Covenants of the Purchasers...............................................15
         4A.      Confidentiality.............................................15
         4B.      Purchaser Standstill........................................16
         4C.      FCC Compliance..............................................18

5.  Transfer of Purchaser Securities..........................................18
         5A.      General Provisions..........................................18
         5B.      Legend Removal..............................................18

6.  Representations and Warranties of the Company.............................18
         6A.      Organization; Ownership; Power; Qualification...............18
         6B.      Authorization; Enforceability...............................19
         6C.      Capital Stock and Related Matters...........................19
         6D.      Subsidiaries; Authorization; Enforceability.................20
         6E.      Compliance with Other Documents and Contemplated
                        Transactions..........................................21
         6F.      Business....................................................21
         6G.      Licenses, etc...............................................21
         6H.      Compliance with Law.........................................21
         6I.      Title to Assets.............................................21
         6J.      Litigation..................................................22
         6K.      Taxes.......................................................22
         6L.      Financial Statements........................................22
         6M.      No Material Adverse Change..................................22
         6N.      ERISA.......................................................22
         6O.      Investment Company Act......................................23
         6P.      Governmental Regulation.....................................23
         6Q.      Absence of Default, Etc.....................................23
         6R.      Accuracy and Completeness of Information....................24


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         6S.      Agreements with Affiliates..................................24
         6T.      Payment of Wages............................................24
         6U.      Indebtedness................................................24
         6V.      Solvency....................................................24
         6W.      Year 2000 Compliance........................................25
         6X.      Reports with the Securities and Exchange Commission.........25

7.  Definitions...............................................................25

8.  Miscellaneous.............................................................32
         8A.      Expenses....................................................32
         8B.      Remedies....................................................32
         8C.      Purchaser's Investment Representations......................33
         8D.      Understanding Among the Purchasers..........................35
         8E.      Treatment of the Preferred Stock............................35
         8F.      Indemnification.............................................35
         8G.      Consent to Amendments.......................................35
         8H.      Survival of Representations and Warranties..................36
         8I.      Successors and Assigns......................................36
         8J.      Severability................................................36
         8K.      Counterparts................................................36
         8L.      Descriptive Headings; Interpretation........................36
         8M.      No Strict Construction......................................37
         8N.      Complete Agreement..........................................37
         8O.      Schedules...................................................37
         8P.      Delivery by Facsimile.......................................37
         8Q.      Governing Law...............................................38
         8R.      Notices.....................................................38




SCHEDULES AND EXHIBITS

Schedule of Purchasers
List of Exhibits
List of Disclosure Schedules

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                           RURAL CELLULAR CORPORATION
                       PREFERRED STOCK PURCHASE AGREEMENT

          THIS AGREEMENT is made as of April 3, 2000, by and among Rural Cellular Corporation, a Minnesota corporation (the "COMPANY"), and the Persons listed on the SCHEDULE OF PURCHASERS attached hereto (collectively referred to herein as the "PURCHASERS" and individually as a "PURCHASER"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

          The parties hereto agree as follows:

          Section 1. AUTHORIZATION AND CLOSING.

          1A. AUTHORIZATION OF THE PREFERRED STOCK. The Company shall authorize the issuance and sale to the Purchasers of 110,000 shares of its Class M Redeemable Voting Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), having the rights and preferences set forth with respect thereto in the Certificate of Designation attached hereto as EXHIBIT A. The Preferred Stock is convertible into shares of the Company's Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON STOCK"), in the manner and upon the terms and conditions set forth in the Certificate of Designation (as defined in Section 2B below).

          1B. PURCHASE AND SALE OF THE PREFERRED STOCK. At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Preferred Stock set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS attached hereto at a price of $1,000 per share of Preferred Stock. The sale of the Preferred Stock to each Purchaser shall constitute a separate sale hereunder.

          1C. THE CLOSING. The closing of the separate purchases and sales of the Preferred Stock (the "CLOSING") shall take place at the offices of Moss & Barnett, 4800 Norwest Center, 90 South 7th Street, Minneapolis, Minnesota, at 10:00 a.m. local time on the date hereof, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser (the date of the Closing, the "CLOSING DATE"). At the Closing, the Company shall deliver to each Purchaser a stock certificate evidencing the Preferred Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by delivery to the Company by wire transfer of immediately available funds to an account designated by the Company prior to the Closing, in the aggregate amount set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS. Unless otherwise waived by the Company in its sole discretion, the Company's obligations under this Agreement, including the issuance and sale of the Preferred Stock, are contingent upon the receipt by the Company of the entire purchase price for the Preferred Stock from each Purchaser, as set forth on the SCHEDULE OF PURCHASERS.

          Section 2. CONDITIONS OF EACH PURCHASER'S OBLIGATION AT THE CLOSING. The obligation of each Purchaser to purchase and pay for the Preferred Stock at the Closing is subject to the satisfac tion as of the Closing of the following conditions:

          2A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Section 6 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          2B. CERTIFICATE OF DESIGNATION. The Company shall have duly adopted, executed and filed with the Secretary of State of Minnesota a Certificate of Designation of Voting Power, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions establishing the terms and the relative rights and preferences of the Preferred Stock in the form set forth in EXHIBIT A hereto (the "CERTIFICATE OF DESIGNATION"), and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock, other than the Other Preferred Stock Agreements. The Certificate of Designation shall be in full force and effect as of the Closing under the laws of the State of Minnesota and shall not have been amended or modified.

          2C. ARTICLES OF INCORPORATION. The Company's Articles of Incorporation shall be in form and substance as previously delivered to the Purchasers, a copy of which is attached hereto as EXHIBIT B (the "ARTICLES OF INCORPORATION"), shall be in full force and effect under the laws of the State of Minnesota as of the Closing and shall not have been amended or modified.

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          2D. COMPANY'S BYLAWS. The Company's bylaws shall be in form and substance as previously delivered to the Purchasers, a copy of which is attached hereto as EXHIBIT C (the "BYLAWS"), shall be in full force and effect as of the Closing and shall not have been amended or modified.

          2E. REGISTRATION AGREEMENT. The Company and the Purchasers shall have entered into a registration agreement in form and substance as set forth in EXHIBIT D attached hereto (the "REGISTRATION AGREEMENT"), and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

          2F. ACQUISITION AGREEMENT. The Asset Purchase Agreement, dated as of November 6, 1999, among the Company, Triton Cellular Partners, L.P., Triton Communications, L.L.C., Triton Cellular Alabama License Company, L.L.C. and certain of their affiliates (the "ACQUISITION AGREEMENT"), providing for the purchase of substantially all of the cellular telephone operations of various subsidiaries of Triton Cellular Partners, L.P. in the states of Alabama, Kansas, Mississippi, Oregon and Washington (the "ACQUISITION"), shall be in form and substance substantially as attached hereto as EXHIBIT E, shall be in full force and effect as of the Closing and shall not have been amended or modified in any material respect. All conditions to the obligations of the seller thereunder to sell the assets subject to the Acquisition shall have been satisfied in full (or duly waived without the payment of additional consideration in excess of $5,000,000 in the aggregate, together with all other payments of additional consideration for waivers to agreements in paragraphs 2F to 2I, inclusive, for such waiver), and the Acquisition contemplated by the Acquisition Agreement shall have been consummated prior to or simultaneously with the Closing hereunder in accordance with the terms of the Acquisition Agreement.

          2G. SENIOR LOAN AGREEMENT. The Senior Loan Agreement shall be in form and substance substantially as attached hereto as EXHIBIT F, shall have been duly authorized, executed and delivered by the Company and/or its Subsidiaries, shall be in full force and effect as of the Closing and shall not have been amended or modified in any material respect. All conditions to the obligations of the Senior Lenders to make loans under the Senior Loan Agreement shall have been satisfied in full (or duly waived without the payment of additional consideration in excess of $5,000,000 in the aggregate, together with all other payments of additional consideration for waivers to agreements in paragraphs 2F to 2I, inclusive, for such waiver), and the loans to be made thereunder by the Senior Lenders at the Closing shall have been advanced to the Company prior to or simultaneously with the Closing hereunder in accordance with the terms of the Senior Loan Agreement.

          2H. BRIDGE FINANCING AGREEMENT. The Bridge Financing Agreement shall be in form and substance substantially as attached hereto as EXHIBIT G, shall have been duly authorized, executed and delivered by the Company, shall be in full force and effect as of the Closing and shall not have been amended or modified in any material respect. All conditions to the obligations of the Bridge Financing Investors to purchase Company securities under the Bridge Financing Agreement shall have been satisfied in full (or duly waived without the payment of additional consideration in excess of $5,000,000 in the aggregate, together with all other payments of additional consideration for waivers to agreements in paragraphs 2F to 2I, inclusive, for such waiver), all conditions to the release of funds held in escrow under the Escrow Agreement entered into pursuant to the Junior Exchangeable Preferred Stock Agreement shall have been satisfied in full (or duly waived without the payment of additional consideration in excess of $5,000,000 in the aggregate, together with all other payments of additional consideration for waivers to agreements in paragraphs 2F to 2I, inclusive, for such waiver), and the purchase transactions contemplated by the Bridge Financing Agreement shall have been consummated prior to or simultaneously with the Closing hereunder in accordance with the terms of the Bridge Financing Agreement.

          2I. CLASS T PREFERRED STOCK AGREEMENT. The Class T Preferred Stock Agreement shall be in form and substance substantially as attached hereto as EXHIBIT H, shall have been duly authorized, executed and delivered by the Company, shall be in full force and effect as of the Closing and shall not have been amended or modified in any material respect. All conditions to the obligations of the Class T Preferred Investors to purchase Company securities under the Class T Preferred Stock Agreement shall have been satisfied in full (or duly waived without the payment of additional consideration in excess of $5,000,000 in the aggregate, together with all other payments of additional consideration for waivers to agreements in paragraphs 2F to 2I, inclusive, for such waiver), and the purchase transactions contemplated by the Class T Preferred Stock Agreement shall have been consummated prior to or simultaneously with the Closing hereunder in accordance with the terms of the Class T Preferred Stock Agreement.

          2J. SALE OF PREFERRED STOCK TO EACH PURCHASER. The Company shall have simultaneously sold to each Purchaser the Preferred Stock to be purchased by such Purchaser

                                      - 2 -


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hereunder at the Closing and shall have received payment therefor in full in immediately available funds as provided in paragraph 1C above; PROVIDED THAT, in the event that any Purchaser fails to deliver its purchase price for its Preferred Stock as provided herein, at the sole option of the Company, the Company may terminate this Agreement as to such defaulting Purchaser and accept the payment and delivery of each other Purchaser hereunder, and this Agreement shall remain in full force and effect as to the Company and such non-defaulting Purchasers.

          2K. SECURITIES LAW COMPLIANCE. The Company shall have made all necessary filings, if any required, under all applicable federal and state securities laws in connection with the issuance of the Preferred Stock pursuant to this Agreement.

          2L. COMPLIANCE WITH APPLICABLE LAWS.

                  (i) The issuance and sale of the Preferred Stock to the Purchasers pursuant to the terms hereof shall not violate, in any material respect, any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to or bearing upon the Company of any jurisdiction, court, tribunal or other governmental entity or authority having jurisdiction over the Company or its assets.

                  (ii) The purchase of Preferred Stock by each Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Purchaser to any penalty, liability or, in such Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Preferred Stock by each Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Purchaser is subject.

          2M. OPINIONS OF THE COMPANY'S COUNSEL. Each Purchaser shall have received from Moss & Barnett, counsel for the Company, an opinion with respect to the matters set forth in EXHIBIT I attached hereto, from Mayer, Brown & Platt, special New York counsel to the Company, an opinion with respect to the matters set forth in EXHIBIT J attached hereto, and from Lukas, Nace, Gutierrez & Sachs, special communications counsel to the Company, an opinion with respect to the matters set forth in EXHIBIT K attached hereto, each of which shall be addressed to each Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to each Purchaser and its special counsel.

          2N. EXPENSES. At the Closing, the Company shall have paid or reimbursed the Purchasers for all fees and expenses required to be paid pursuant to paragraph 8A hereof.

          2O. UNDRAWN COMMITMENT FEE. At the Closing, the Company shall have paid the Purchasers a fee of $1,800,000, which fee, the Purchasers hereby consent and agree, will be allocated among the Purchasers PRO RATA according to the number of shares of Preferred Stock purchased by each such Purchaser at the Closing hereunder.

          2P. RECEIPT OF NECESSARY APPROVALS. The Company shall have obtained all governmental, regulatory, third party and other consents, approvals, and filings, if any, required in connection with the consummation of the transactions contemplated under this Agreement (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal with respect to the Company's equity securities), the Acquisition Agreement and the other agreements described herein and therein.

          2Q. CLOSING DOCUMENTS. The Company shall have delivered to each Purchaser all of the following documents:

                         (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1, paragraphs 2A through 2L(i), inclusive, and paragraph 2P have been fully satisfied;

                        (ii) certified copies of the resolutions duly adopted by the Board authorizing (A) the execution, delivery and performance of this Agreement, the Registration Agreement, the Senior Loan Agreement, the Bridge Financing Agreement, the Class T Preferred Stock Agreement, the Acquisition Agreement and each of the other agreements contemplated hereby and thereby, (B) the filing of the Certificate of Designation referred to in paragraph 2B, (C) the appointment to the Board of the directors designated pursuant to paragraph 3C hereof, (D) the issuance and sale of the Preferred Stock to the Purchasers at the Closing, (E) the reservation for issuance upon conversion of the Preferred Stock of an
                                      - 3 -

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         aggregate of 2,075,472 shares of Class A Common Stock and (F) the consummation of all other transactions contemplated by this Agreement;


                       (iii) an Officer's Certificate, dated the date of the Closing, certifying that the Company's stockholders have approved (A) the issuance and sale of the Preferred Stock, (B) an amendment to the Articles of Incorporation of the Company increasing the number of authorized shares of capital stock to 300,000,000 shares, consisting of 200,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, and 90,000,000 undesignated shares and (C) the adoption of an amendment to the Bylaws of the Company increasing the size of the Board to eleven members;

                        (iv) certified copies of the Articles of Incorporation, the Certificate of Designation and the Company's Bylaws, each as in effect at the Closing;

                         (v) duly completed and executed copies of the Acquisition Agreement, the Registration Agreement, the Senior Loan Agreement, the Bridge Financing Agreement and the Class T Preferred Stock Agreement, each as in effect at the Closing;

                        (vi) good standing certificates for the jurisdiction of incorporation of the Company and each of its Subsidiaries and for each jurisdiction in which the Company or any of its Subsidiaries is qualified to do business; and

                       (vii) such other documents relating to the transactions contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

          2R. WAIVER. Any condition specified in this Section 2 may be waived if consented to by each Purchaser; PROVIDED THAT no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

          Section 3. COVENANTS.

          3A. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each holder of at least 25% of the outstanding Purchaser Securities (and to Toronto Dominion Investments, Inc. so long as it and its Affiliates hold at least 80% of the Purchaser Securities originally issued to Toronto Dominion Investments, Inc. at the Closing hereunder) (each, a "QUALIFIED HOLDER"):

                        (i) as soon as practicable but in any event within 30 days after the end of each monthly accounting period in each fiscal year, all of the financial information which is provided to the Board with respect to such monthly accounting period;

                       (ii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission (or any governmental authority that may by the successor therefor) or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

                      (iii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Qualified Holder may reasonably request.

All financial statements included in the information to be provided pursuant to paragraphs (i) and (ii) shall fairly report the financial condition and results of operations of the Company and its Subsidiaries as of the dates and for the periods stated therein, and shall be prepared in accordance with GAAP, consistently applied, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals.

For purposes of this Agreement, all holdings of Purchaser Securities by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

          3B. RESTRICTIVE COVENANTS. So long as any Preferred Stock remains outstanding, the Company shall not, without the prior written consent of the holders of a majority of the Preferred Stock then outstanding:


                                      - 4 -

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                        (i) directly or indirectly declare or pay, or permit any
         Subsidiary to declare or pay, any dividends or make any distributions upon any of its capital stock or other equity securities, except for
         (A) dividends payable on the Other Preferred Stock pursuant to the terms of the Other Preferred Stock Agreements as in effect on the date hereof, (B) dividends payable on the Preferred Stock pursuant to the term of the Articles of Incorporation (and the Certificate of Designation filed thereunder with respect to the Preferred Stock), (C) dividends payable in shares of Junior Securities issued upon the outstanding shares of Junior Securities, (D) so long as no Event of Noncompliance then exists or would be caused thereby, dividends payable on the Common Stock out of (1) cumulative earnings available to Common Stock or (2) net proceeds to the Company from the issuance of Junior Securities subsequent to the date of this Agreement and (E) dividends payable by any Subsidiary (1) to the Company or to any of its Wholly Owned Subsidiaries or (2) if such dividends are made on a PRO RATA basis with respect to all of such Subsidiary's capital stock or equity interests;

                       (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for (A) redemptions of the Other Preferred Stock pursuant to the terms of the Other Preferred Stock Agreements as in effect on the date hereof, (B) redemptions of the Preferred Stock pursuant to the terms of the Articles of Incorporation (and the Certificate of Designation filed thereunder with respect to the Preferred Stock), (C) so long as no Event of Noncompliance then exists or would be caused thereby, redemptions or repurchases of Common Stock (or payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans)
         (1) with the net proceeds to the Company from the issuance of Junior Securities subsequent to the date of this Agreement or (2) from employees of the Company and its Subsidiaries pursuant to equity subscription agreements, stock option agreements, stock appreciation rights, phantom stock plans or similar rights or plans in effect on the date hereof and which have been disclosed to the Purchasers on the Schedules hereto and (D) redemptions or repurchases of the capital stock or other equity securities of a Subsidiary (1) that are held by the Company or any of its Wholly Owned Subsidiaries or (2) by such Subsidiary if such redemptions or repurchases are made on a PRO RATA basis with respect to all of such Subsidiary's capital stock or other equity interests;

                      (iii) except as expressly contemplated by this Agreement, amend, supplement, modify, terminate, waive or permit to be amended, supplemented, modified, terminated or waived any of the provisions of the Articles of Incorporation (including the Certificate of Designation or any other certificate of designation setting forth the terms of any class or series of preferred stock), the Company's Bylaws, the Other Preferred Stock Agreements, or any other agreement entered into with respect to the capital stock or equity securities of the Company or file any resolution of the Board with the Minnesota Secretary of State, in each case in any manner which would reasonably be expected to be adverse to the holders of Preferred Stock;

                       (iv) except for (A) issuances of the Preferred Stock at the Closing as contemplated under this Agreement, (B) issuances of Other Preferred Stock as payment-in- kind dividends on the Other Preferred Stock pursuant to the terms of the Other Preferred Stock Agreements as in effect on the date hereof and (C) issuances of Other Preferred Stock at the Closing as contemplated by the Bridge Financing Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (or take any action that would amend the terms of or reclassify any existing securities so as to constitute) (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or
         (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

                        (v) effect any liquidation, dissolutions or winding up of the Company (whether voluntary or involuntary) (a "LIQUIDATION EVENT"), unless in connection with such Liquidation Event each holder of the Preferred Stock receives with respect to its Preferred Stock an amount not less than the full liquidation value of such Preferred Stock (together with all accrued but unpaid dividends thereon) as set forth in the Certificate of Designation,

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
         or effect any reorganization of the Company into a partnership, limited liability company or other non-corporate entity which is treated as a partnership for federal income tax purposes;

                       (vi) engage, or permit any Subsidiary to engage, directly or indirectly, in any business activities other than such business activities which are substantially of the type (or incidental to) the business being conducted by the Company and its Subsidiaries as of the date of the Closing;

                      (vii) enter into, cause, permit or otherwise suffer to exist or permit any Subsidiary to enter into, cause, permit or otherwise suffer to exist any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, senior executives, principal stockholders (other than the Company or another Subsidiary) or Affiliates, or with any such individual's spouse, sibling, lineal ancestor or descendant, or spouse's sibling or lineal ancestor or descendant, or with any entity in which any of the foregoing owns a beneficial interest, unless such arrangement is otherwise not expressly prohibited under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is on fair and reasonable terms that are not less favorable to the Company or such Subsidiary than those that would be obtainable at the time in an arm's length transaction with a Person not described above; PROVIDED THAT the following shall in any event be permitted: (A) dividends, redemptions, stock purchases and other distributions otherwise permitted under this Agreement, (B) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any of its Subsidiaries, (C) so long as no Event of Noncompliance would arise therefrom, any transaction with an officer or member of the Board or any Sub Board in the ordinary course of business involving indemnity or expense reimbursement, (D) loans or advances to officers, directors or employees in the ordinary court of business, (E) customary employment arrangements and benefit programs on reasonable terms as approved by the Board or a committee thereof and (F) transactions and agreements in existence on the date hereof and described with particularity in the AFFILIATED TRANSACTIONS SCHEDULE attached hereto;

                     (viii) make or permit, or permit any Subsidiary to make or permit, any change in its respective fiscal year or in any of its other accounting principles and practices;

                       (ix) use the proceeds from the sale of the Preferred Stock other than to pay a portion of the purchase price for the Acquisition and to pay related costs, fees and expenses; or

                        (x) agree or commit to any of the foregoing.

          3C. DESIGNATION OF DIRECTORS. Subject to the limitations set forth in this paragraph 3C, MDP and Boston Ventures each shall have the right to designate one representative for election to the Board (individually a "BOARD REPRESENTATIVE" and collectively the "BOARD REPRESENTATIVES"). The terms and conditions governing the election, term of office, filling of vacancies and other features of such directorships shall be as follows:

                        (i) INTERIM APPOINTMENT OF DIRECTORS. Pursuant to written direction delivered by MDP and Boston Ventures to the Company, MDP and Boston Ventures have each nominated one Board Representative to be elected to the Board. At a meeting of the Board held on March 23, 2000, in fulfillment of the Company's obligation set forth in clause
         (C) of paragraph 2Q(ii), the Board, acting in accordance with authority provided pursuant to Sections 3.02(a) and 3.02(b) of the Bylaws, approved resolutions which: (a) increased the size of the Board from eight members to ten members through the addition of two additional seats for Class III directors; and (b) filled the vacancies created by such increase in the size of the Board with the Board Representatives nominated by MDP and Boston Ventures. The appointment of the Board Representatives as Class III directors is effective as of the day following the Closing Date and is contingent upon the consummation of the transactions contemplated by this Agreement. Each Board Representative appointed pursuant to this paragraph 3C(i) shall continue to hold office until the first regular meeting of the shareholders of the Company following the Closing (at which time the term shall expire automatically), subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in this paragraph 3C.

                       (ii) CONTINUING DESIGNATION OF BOARD REPRESENTATIVES. Commencing with the first regular meeting of shareholders of the Company following the Closing, the term of the Board Representatives appointed to the Board as provided for in paragraph 3C(i) shall expire and, thereafter, the Board Representatives designated by MDP and Boston Ventures shall be elected in accordance with the following provisions of paragraph 3C(ii)(A) or (B), as applicable:

                                    (A) Subject to the provisions of paragraph
                  3C(iii), so long as any Preferred Stock remains issued and outstanding, the Board Representative(s) designated by MDP and/or Boston Ventures shall be elected to the Board by the affirmative vote of the holders of all of the issued and outstanding shares of Preferred Stock, voting separately as a class, at a regular or special meeting of the shareholders of the Company. The Board Representative(s) elected by the holders of Preferred Stock shall not be divided into classes and shall be in addition to the maximum number of directors who may be elected by the holders of the Company's Common Stock. Subject to the provisions of paragraph 3C(iii), all holders of Preferred Stock shall vote their shares of Preferred Stock in such a manner to effect the election of the Board Representative(s) designated by MDP and/or Boston Ventures pursuant to this paragraph. A Board Representative elected pursuant to this paragraph 3C(ii)(A) shall hold office until his successor is duly qualified and elected, subject to prior death, resignation, retirement, disqualification, there being no Preferred Stock remaining issued and outstanding (at which time the term shall expire automatically) or termination of term of office pursuant to the provisions of paragraph 3C(iii) or paragraph 3C(iv).

                                    (B) Commencing at such time as no shares of
                  Preferred Stock remain issued and outstanding, the term of the Board Representatives designated by MDP and Boston Ventures as provided for in paragraph 3C(ii)(A) will expire automatically, and thereafter the Company shall, subject to the provisions of paragraph 3C(iii), nominate the Board Representative(s) designated by MDP and/or Boston Ventures for election to the Board by the holders of Common Stock and solicit proxies from the Company's shareholders in favor of the election of such Board Representative(s) provided written notice is delivered to the Secretary of the Company in the manner provided in the Bylaws for the nomination of directors, generally. Subject to the provisions of paragraph 3C(iii), the Company shall use commercially reasonable efforts to cause such Board Representative(s) to be elected to the Board (including voting all unrestricted proxies in favor of the election of such board Representative(s)) and shall not take any action which would diminish the prospects of such Board Representative(s) being elected to the Board. Board Representatives elected as directors pursuant to this paragraph 3C(ii)(B) shall be divided into classes and shall be included in the maximum number of directors who may be elected by the holders of the Company's Common Stock in accordance with the provisions of
                  Section 3.02(a) and (b) of the Bylaws.

                      (iii) TERMINATION OF BOARD REPRESENTATIVE DESIGNATION RIGHTS. The right of MDP to designate a Board Representative pursuant to this paragraph 3C shall terminate at such time as MDP ceases to hold Purchaser Securities equal to at least 50% of the amount of Purchaser Securities initially issued to MDP on closing. The right of Boston Ventures to designate a Board Representative pursuant to this paragraph 3C shall terminate at such time as Boston Ventures ceases to hold at least 50% of the amount of Purchaser Securities initially issued to MDP on Closing. If the rights of MDP and/or Boston Ventures, as the case may be, to designate a Board Representative cease under either of the two immediately preceding sentences, then (1) the Board may terminate the term of the Board Representative of the Person as to which such rights have ceased (MDP or Boston Ventures, as the case may be) by the affirmative vote of the Board (in which vote the Board Representative whose term of office the Board seeks to terminate shall not participate) if such director was designated pursuant to paragraph 3C(ii)(A) or (2) the Company may use commercially reasonable efforts to effect the removal of such director if such director was designated pursuant to paragraph 3C(ii)(B). The loss of a Board Representative by MDP or Boston Ventures shall not, in and of itself, cause the loss of the other Person's Board Representative designation rights.

                       (iv) QUALIFICATIONS; DISQUALIFICATION; RESIGNATION; TERMINATION OF TERM; REMOVAL; AND VACANCIES.

                                    (A) QUALIFICATIONS; DISQUALIFICATION. Any
                  candidate designated by MDP or Boston Ventures as a Board Representative may not be, in the Company's sole but reasonable judgment, a representative of a competitor of the Company. The Board may, at any time, terminate the term of office of any Board Representative designated pursuant to paragraph 3C(ii)(A) who, in the Company's sole but reasonable judgment, becomes a representative of a competitor of the Company after the date of such Board Representative's election, upon the affirmative vote of a majority of the Board determined without regard to the vote of the Board Representative or Representatives who are deemed to be disqualified from serving based on the criteria hereinabove described. The Company may, at any time, use commercially reasonable efforts to effect the removal of any Board Representative who, in the Company's sole but reasonable judgment, becomes a representative of a competitor of the Company after the date of such Board Representative's election.

                                    (B) RESIGNATION. An elected Board
                  Representative may resign from the Board at any time by giving written notice to the Company at its principal executive office. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective time is specified in the notice.

                                    (C) TERMINATION OF TERM OF OFFICE. So long
                  as any Preferred Stock remains outstanding, the term of office of any Board Representative designated pursuant to paragraph 3C(ii)(A) may be terminated only in the following circumstances (and may not otherwise be removed): (1) so long as MDP or Boston Ventures retain the right to designate a Board Representative pursuant to paragraph 3C(ii)(A), by the Person (MDP or Boston Ventures, as the case may be) which designated such Board Representative to the Board; (2) by the Board in accordance with the provisions of paragraph 3C(iii); or (3) by the Board in accordance with the provisions of paragraph 3C(iv)(A).

                                    (D) REMOVAL. So long as MDP or Boston
                  Ventures retains the right to designate a director pursuant to paragraph 3C(ii)(B), the Company shall use commercially reasonable efforts to remove any such director in the following circumstances (and only in such circumstances): (1) if so directed by the Person (MDP or Boston Ventures, as the case may be) who designated such director; (2) in accordance with the provisions of paragraph 3C(iii); and (3) at the Company's option, in accordance with the provisions of paragraph 3C(iv)(A).

                                    (E) VACANCIES. In the event of a vacancy on
                  the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of the Board Representative designated by MDP or Boston Ventures,
                  (1) if such Person (MDP or Boston Ventures, as the case may be) retains the right to designate a director pursuant to paragraph 3C(ii)(A), then the resulting vacancy shall be filled by a representative designated by MDP or Boston Ventures, as the case may be, as provided hereunder, or (2) if such Person (MDP or Boston Ventures, as the case may be) retains the right to designate a director pursuant to paragraph 3C(ii)(B), then the Company shall use commercially reasonable efforts to fill such vacancy with a representative designated by MDP or Boston Ventures, as the case may be, as provided hereunder, in either case to serve until the next annual or special meeting of the shareholders (and at such meeting, such representative, or another representative designated by such Person (MDP or Boston Ventures, as the case may be), will be elected to the Board in the manner described in paragraph 3C(ii)). If MDP or Boston Ventures, as the case may be, fails or declines to fill the vacancy, then the directorship shall remain open until such time as MDP or Boston Ventures, as the case may be, elects to fill it with a representative designated hereunder. During any such period that MDP or Boston Ventures, as the case may be, is entitled to, but has failed or declined to, designate a Board Representative, such Person (MDP or Boston Ventures, as the may be) shall have the right to designate one representative to attend all Board meetings as a non-voting observer. The observer shall be entitled to notice of all Board meetings in the manner that notice is provided to members of the Board, shall be entitled to receive all materials provided to members of the Board, shall be entitled to attend (whether in person, by telephone, or otherwise) all meetings of the Board as a non-voting observer, and shall be entitled to fees and expenses paid to Board Representatives pursuant to paragraph 3C(v).

                        (v) FEES & EXPENSES. Board Representatives shall be entitled to fees, other compensation and reimbursement of expenses paid to Board members who are not employees of the Company or its Subsidiaries.

                       (vi) REPORTING INFORMATION. With respect to each Board Representative designated pursuant to the provisions of paragraph 3C(ii), MDP and Boston Ventures shall provide the Company with all necessary assistance and information related to such Board

         Representative that is required (or would be required if the Company were subject to Regulation 14A under the Securities Exchange Act of 1934, as amended) to be disclosed in solicitations of proxies or otherwise, including such person's written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

                      (vii) VOTING AGREEMENT. The Purchasers intend the provisions of this paragraph 3C to be enforceable as a shareholder voting agreement in accordance with the provisions of Section 302A.455 of the Minnesota Business Corporations Act. In addition to the limitations on transfer contained in Section 5 hereof, no Purchaser shall sell, transfer, assign or otherwise dispose of any Preferred Stock to any Person, other than another Purchaser or pursuant to the provisions of clauses (iii) through (vii), inclusive, of paragraph 5A, unless and until such Person shall agree in writing to take such Preferred Stock subject to, and shall agree in writing to be bound by the terms and conditions of, this Agreement. The certificates evidencing the Preferred Stock shall contain a legend referring to the shareholder voting agreement provisions of this Agreement.

          3D. AFFIRMATIVE COVENANTS. So long as any Preferred Stock remains outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written waiver of the holders of a majority of the outstanding Preferred Stock:

                        (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses (including FCC licenses), authorizations, orders, permits and other governmental approvals necessary to the conduct of its businesses, and qualify and remain qualified as a foreign corporation, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect;

                       (ii) comply with all obligations that it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that
         (A) the failure to so comply would not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect, or (B) the same are being contested in good faith and by appropriate proceedings and adequate reserves or other provisions (as determined in accordance with GAAP, consistently applied) have been made and recorded on the Company's financial records with respect thereto;

                      (iii) comply with the applicable requirements of all laws, rules, regulations and orders of all governmental authorities (including, but not limited to, ERISA and the rules, regulations and orders promulgated thereunder and all rules, regulations and orders promulgated by the FCC), except where the failure to comply would not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect;

                       (iv) maintain and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times, except where the failure to do so would not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect;

                        (v) possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights, except where the failure to do so would not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect;

                       (vi) maintain proper records and books of account which present fairly in all material respects the financial condition, results of operations and financial transactions of the Company and its Subsidiaries, and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied;

                      (vii) maintain insurance on its properties and businesses with financially sound and reputable insurance companies in such amounts, of such types and covering such casualties, risks and contingencies as is ordinarily carried by companies engaged in similar businesses and owning similar properties in the same general locations in which the Company and its Subsidiaries operate; and

                     (viii) pay and discharge when payable all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it (in each case prior to the date on which the same becomes delinquent and before penalties accrue thereon), and all lawful claims which, if unpaid, would by law become a Lien upon any of the properties of the Company or its Subsidiaries, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves or other provisions (as determined in accordance with GAAP, consistently applied) have been made and recorded on the Company's financial records with respect thereto and except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

                  3E.      YEAR 2000 (Y2K) COMPLIANCE.

                        (i) So long as any Preferred Stock remains outstanding, the Company and its Subsidiaries shall continue to conduct assessments and tests of all software, computers, network equipment, technical infrastructure, production equipment and other equipment and systems that are material to the operation of its business and that rely or utilize date or time processing ("SYSTEMS") and shall ensure that all of such Systems are Year 2000 Compliant. The Company and its Subsidiaries shall comply with all applicable laws and regulations relating to Year 2000 compliance, including, without limitation, making disclosures required by the federal securities laws.

                       (ii) For purposes of this Purchase Agreement, "YEAR 2000 COMPLIANT" means a System or product will at all times (i) consistently and accurately handle and process date and time information and data with values before, during and after January 1, 2000, including, without limitation, accepting date input, providing date output, and performing calculations on or utilizing dates or portions of dates;
         (ii) function accurately and in accordance with its specifications without interruption, abnormal endings, degradation, change in operation or other impact, or disruption of the other parts of the Company's and its Subsidiaries' Systems, resulting from processing data or time data with values, before, during and after January 1, 2000;
         (iii) respond to and process two-digit date input in a way that resolves any ambiguity as to century; and (iv) store and provide output of date information in ways that are unambiguous as to century, except in any case, as would not result (either individually or in the aggregate) in a Material Adverse Effect.

                  3F. COMPLIANCE WITH AGREEMENTS. So long as any Preferred Stock remains outstanding, the Company shall perform and observe (i) all of its obligations to each holder of Purchaser Securities set forth in the Articles of Incorporation, the Certificate of Designation and the Company's Bylaws and (ii) all of its obligations to each holder of Registrable Securities (as defined in the Registration Agreement) set forth in the Registration Agreement.

                  3G. REGULATORY COMPLIANCE COOPERATION. If the Company proposes or plans to redeem, purchase or otherwise acquire, directly or indirectly, or convert or take any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock (other than a redemption or conversion of the Preferred Stock) that would reasonably be expected to cause a Regulatory Problem for any Purchaser (or other holder of Purchaser Securities) that is subject to regulation under the Bank Holding Company Act or any similar law then in force (each, a "REGULATED PURCHASER"), then the Company shall give written notice of such pending action to each Purchaser at least 30 days prior to such action. For purposes of this paragraph, a Person shall be deemed to have a "REGULATORY PROBLEM" when such Person and such Person's Affiliates would own, control or have power over a greater quantity of securities of any kind issued by the Company or any other entity than are permitted under any requirement of any governmental authority.

                  3H. PUBLIC DISCLOSURES. After the date hereof, the Company shall not, nor shall it permit any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent juris diction, in which case, unless otherwise prohibited by Applicable Law, prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

                  Section 4.  COVENANTS OF THE PURCHASERS.

                  4A.      CONFIDENTIALITY.

                  (i) Each Purchaser will hold, and will use its commercially reasonable efforts to cause its officers, directors, shareholders, employees, accountants, counsel, consultants, advisors, financing sources, financial institutions and agents (its "REPRESENTATIVES") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or national stock exchange, all confidential documents and information concerning the Company or any of its Affiliates furnished to the Purchaser, except to the extent that such information can be shown to have been (a) previously known on a non- confidential basis by the Purchaser or such Representatives, (b) in the public domain through no fault of the Purchaser or such Representatives (acting in their capacity as such or with respect to information received in their capacity as such) or (c) later acquired by the Purchaser or such Representatives from sources other than the Company or any of its Affiliates not known by the Purchaser or such Representatives, as applicable, to be bound by any confidentiality obligation; PROVIDED THAT the Purchaser may disclose such information to any of the Representatives in connection with the transactions contemplated by this Agreement so long as such Persons are informed by the Purchaser of the confidential nature of such information and are directed by the Purchaser to treat such information confidentially; AND PROVIDED FURTHER that the Purchaser may disclose such information in connection with a sale or transfer permitted by paragraph 5A of any Purchaser Securities if such Purchaser's transferee agrees to be bound by the provisions of this paragraph. Each Purchaser shall be responsible for any failure of it or any of its Representatives to treat such information confidentially. Each Purchaser agrees that it shall not and it shall cause each of its Representatives not to use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Company and in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, then upon written request from the Company each Purchaser will, and will use its best efforts to cause its Representatives to, destroy or deliver to the Company all documents and other materials, and all copies thereof, obtained by such Purchaser or on its behalf from the Company, or any of its Representatives, in connection with this Agreement that are subject to such confidence.

                  (ii) In the event any of the Purchasers or anyone to whom any of the Purchasers transmit confidential information is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any such information, such Purchaser will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive such Purchaser's compliance with the provisions of this paragraph. In the event that such protective order or other remedy is not obtained sufficiently promptly so as not to adversely affect such Purchaser or those of its officers, directors, employees, accountants, counsel, consultants, advisors and agents as to whom the information has been requested or required, or the Company waives such Purchaser's compliance with the provisions of this Agreement, such Purchaser will furnish only that portion of such information that such Purchaser is advised by counsel is legally required and will, at the Company's expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

                  4B.      PURCHASER STANDSTILL.

                           (i) Except with the prior approval of the Board (as evidenced by a duly adopted resolution), each Purchaser and each holder of Purchaser Securities covenants and agrees that until the seventh anniversary of the date of this Agreement it will not, and will not cause or permit its Affiliates, directly or indirectly, either individually or together with any other Persons acting in concert, to

                                    (A) acquire, or offer or agree to acquire,
                  or become the beneficial owner of or obtain any rights in respect of any capital stock of the Company, except for any shares of Class A Common Stock that may be issuable upon the conversion of the Preferred Stock or otherwise as permitted pursuant to this Agreement, PROVIDED THAT the foregoing limitation shall not prohibit the acquisition of securities of the Company or any of its successors issued as dividends or as a result of stock splits and similar reclassifications or received in a merger or other business combination of Preferred Stock or Purchaser Securities held by the Purchasers or any of their Affiliates at the time of such dividend, split or reclassification or merger or business combination;

                                    (B) grant or solicit proxies or consents or
                  become a "participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act) of proxies or consents with respect to any securities of the Company or any of its successors having current or contingent voting power or initiate or become a participant in any stockholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 under the Securities Exchange Act) with respect to the Company or any of its successors or facilitate or induce others in the initiation of the same, or otherwise seek to advise or influence any Person with respect to the voting of any voting securities of the Company or any of its successors (except for activities undertaken by the Purchasers or the directors elected by MDP and Boston Ventures pursuant to paragraph 3C in connection with solicitations by the Board);

                                    (C) publicly or privately propose,
                  encourage, solicit or participate in the solicitation of any Person to acquire, offer to acquire or agree to acquire, by merger, tender offer, purchase or otherwise, the Company or a substantial portion of its assets or more than 5% of the outstanding capital stock (except in connection with the registration of securities pursuant to the Registration Agreement or a sale of Purchaser Securities);

                                    (D) directly or indirectly join in or in any
                  way participate in a pooling agreement, syndicate, voting trust or other arrangement with respect to any of the Company's securities having current or contingent voting power or otherwise act in concert with any other Person (other than controlled Affiliates), for the purpose of acquiring, holding, voting or disposing of any such securities of the Company except agreements or arrangements related to the voting of securities for the election of the directors to be designated by MDP and Boston Ventures pursuant to paragraph 3C;

                                    (E) seek, alone or in concert with others,
                  representation on the Board except as specifically set forth in paragraph 3C hereof, or seek the removal or termination of term of office of any member of the Board;

                                    (F) make any proposal, statement or inquiry,
                  or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing; or

                                    (G) have any discussions or communications,
                  or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing.

                  (ii) Each holder of Purchaser Securities agrees that, in the event of any breach of the provisions of this paragraph 4B, the Company shall in addition to any right at law to damages be deemed irreparably harmed and entitled to equitable relief (without the posting of any bond or other security), including injunctive relief requiring prompt disposition of securities acquired contrary to this Agreement in a manner which is calculated to cause wide distribution of the shares and which is agreeable to the Company.

                  4C. FCC COMPLIANCE. Each Purchaser covenants and agrees that it will not acquire any interest in a Commercial Mobile Radio Service ("CMRS") licensee that would cause the Company to be in violation of the FCC's Cellular Cross Ownership Rules or the FCC's CMRS Spectrum Cap Rules then in effect (collectively, the "FCC'S CROSS OWNERSHIP RULES"). Each Purchaser further covenants and agrees that, in the event it does acquire such an interest, it will use commercially reasonable efforts to dispose promptly of sufficient interests (either by sale of stock or by divesting business segment(s)) in either (i) the competing CMRS channel block(s) or (ii) the Company, to the extent necessary to once again be compliant with the FCC's Cross Ownership Rules.

                  Section 5.  TRANSFER OF PURCHASER SECURITIES.

                  5A. GENERAL PROVISIONS. Purchaser Securities are not transferable by any Purchaser except (i) to the Company or a Person approved by the Company, (ii) to an Affiliate, (iii) pursuant to a merger or plan of liquidation of the Company, (iv) in response to an offer to purchase voting securities which is made by the Company or any third party not opposed by the Board, (v) pursuant to an open-market sale under Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available, (vi) pursuant to a public offering registered under the Securities Act and (vii) by way of an in-kind distribution by any Purchaser that is an investment fund to its partners or members in connection with a distribution of freely tradeable securities.

                  5B. LEGEND REMOVAL. If any Purchaser Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Purchaser Securities, remove the legend set forth in paragraph 8C from the certificates for such Purchaser Securities; PROVIDED THAT such Purchaser Securities shall remain subject to paragraph 5A.

                  Section 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock hereunder, the Company hereby represents and warrants at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement (including the Acquisition), that:

                  6A. ORGANIZATION; OWNERSHIP; POWER; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Each Subsidiary of the Company is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has the corporate or partnership power, as the case may be, and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Company and each of its Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization.

                  6B. AUTHORIZATION; ENFORCEABILITY. The Company has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement, the Registration Agreement and all other documents contemplated hereby to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and is, and each of the other documents referred to herein to which the Company is a party is, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law; (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Company); and (iii) a court, on equitable grounds, may decline to enforce certain provisions or allow the exercise of certain remedies based upon the facts and circumstances that may exist at the time the enforcement or exercise is sought.

                  6C.      CAPITAL STOCK AND RELATED MATTERS.

                           (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 90,000,000 undesignated shares, of which 110,000 shares shall be designated as Class M Redeemable Voting Convertible Preferred Stock (of which 110,000 shall be issued and outstanding), 15,000 shares shall be designated as Class T Preferred Stock, Series A (of which 2,176.875 shall be issued and outstanding), 10,000 shares shall be designated as Class T Preferred Stock, Series B (of which 5,363.214 shall be issued and outstanding), 450,000 shares shall be designated as Senior Exchangeable Preferred Stock (of which 177,046 shall be issued and outstanding), 400,000 shares shall be designated as Junior Exchangeable Preferred Stock (of which 140,000 shall be issued and outstanding), 200,000 shares shall be designated as Series A Junior Participating Preferred Stock (of which none shall be issued and outstanding) and 50,000 shares shall be designated as Series B Junior Participating Preferred Stock (of which none shall be issued and outstanding); (b) 200,000,000 shares of Class A Common Stock, of which 10,879,160 shares shall be issued and outstanding, 2,075,472 shares shall be reserved for issuance upon conversion of the Preferred Stock, 296,297 shares shall be reserved for issuance upon conversion of the Class T Preferred Stock, Series A, 2,348,197 shares shall be reserved under the Company's stock option plans (of which options for 1,218,497 shares of Class A Common Stock shall have been granted) and 188,418 shares shall be reserved for issuance under the Company's Employee Stock Purchase Plan; and (c) 10,000,000 shares of Class B Common Stock, of which 888,543 shares shall be issued and outstanding and 197,531 shares shall be reserved for issuance upon conversion of the Class T Preferred Stock, Series B. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall they have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Preferred Stock and except as set forth on the attached "CAPITALIZATION SCHEDULE." As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Articles of Incorporation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

                           (ii) Except as set forth on the Capitalization Schedule, there are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock hereunder or the issuance of the Class A Common Stock upon conversion of the Preferred Stock. The Company has complied with all applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock.

                  6D. SUBSIDIARIES; AUTHORIZATION; ENFORCEABILITY. The Company's Subsidiaries and the Company's direct and indirect ownership thereof as of the date of this Agreement are as set forth on the SUBSIDIARY SCHEDULE attached hereto, and to the extent such Subsidiaries are corporations, the Company has the unrestricted right to vote the issued and outstanding shares of the Subsidiaries shown thereon and such shares of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Company has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform any documents contemplated hereby to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and such other documents. Each such document to which any Subsidiary of the Company is a party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law; (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Subsidiary) and (iii) a court, on equitable grounds, may decline to enforce certain provisions or allow the exercise of certain remedies based upon the facts and circumstances that may exist at the time the enforcement or exercise is sought. The Company's ownership interest in each of its Subsidiaries represents a direct or indirect controlling interest of such Subsidiary for purposes of directing or causing the direction of the management and policies of each Subsidiary.

                  6E. COMPLIANCE WITH OTHER DOCUMENTS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance, in accordance with their respective terms, by the Company of this Agreement, and by the Company and its Subsidiaries of each of the other documents contemplated hereby to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Company or any of its Subsidiaries, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements, as the case may be, as amended, of the Company or any of its Subsidiaries, or under any material indenture, agreement, or other instrument, including, without limitation, the Licenses, to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Company or any of its Subsidiaries, except for Permitted Liens.

                  6F. BUSINESS. The Company, together with its Subsidiaries, is engaged in the business of owning, constructing, managing, operating and investing in Cellular Systems and other wireless communications and related businesses.

                  6G. LICENSES, ETC. The Licenses, all of which are set forth on the LICENSES SCHEDULE, have been duly issued and are in full force and effect. The Company and its Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Company and its Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Except as set forth in the POTENTIAL REVOCATIONS OF LICENSES SCHEDULE attached hereto, neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Company's or any of its Subsidiaries' knowledge, threatened revocation.

                  6H. COMPLIANCE WITH LAW. The Company and its Subsidiaries are in compliance with all Applicable Laws in all material respects, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

                  6I. TITLE TO ASSETS. As of the date of this Agreement, the Company and its Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of its material assets. None of the properties or assets of the Company or any of its Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Company or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Company or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Company nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

                  6J. LITIGATION. There is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Company, threatened against or in any other manner relating adversely to, the Company or any of its Subsidiaries or any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including without limitation the FCC) except as set forth on the LITIGATION SCHEDULE attached hereto. No such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Company or any of its Subsidiaries, would have a Material Adverse Effect.

                  6K. TAXES. All federal, state and other tax returns of the Company and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Company or any of its Subsidiaries or imposed upon the Company or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Company or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Company or its Subsidiaries involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes are, in the judgment of the Company, adequate.

                  6L. FINANCIAL STATEMENTS. The Company has furnished or caused to be furnished to the Purchasers as of the date of this Agreement, audited financial statements of the Company and audited financial statements of the Subsidiaries of the Company on a consolidated basis for the fiscal years ended December 31, 1998, and December 31, 1999, and unaudited financial statements of the Company and its Subsidiaries on a consolidated basis for the two month period ended February 29, 2000, all of which have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Company and its Subsidiaries on a consolidated and consolidating basis, as the case may be, on and as at such dates and the results of operations for the periods then ended. Neither the Company nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, and there are no material unrealized losses of the Company or any of its Subsidiaries and no material anticipated losses of the Company or any of its Subsidiaries, other than as set forth on the attached CONTINGENT LIABILITIES SCHEDULE.

                  6M. NO MATERIAL ADVERSE CHANGE. There has occurred no event since December 31, 1999, which has or which could reasonably be expected to have a Material Adverse Effect.

                  6N. ERISA. The Company and each of its Subsidiaries and each of their respective Plans are in material compliance with ERISA and the IRC. Neither the Company nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any accumulated funding deficiency with respect to any Employee Pension Plan within the meaning of ERISA or the IRC. Neither the Company nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Company's employee handbook and memoranda to employees. Neither the Company nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan; have suffered the imposition of a Lien under Section 412(m) of the IRC; or have been required to provide security as a result of any amendment to any such Plan as required by Section 401(a)(29) of the IRC. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of Section 4041 of ERISA) due under the Plan upon termination. No Reportable Event which would cause a Material Adverse Effect has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the IRC) which would subject such Plan or any other Plan of the Company or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by
Section 502 of ERISA or Section 4975 of the IRC which would cause a Material Adverse Effect. Neither the Company nor any of its ERISA Affiliates, including its Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

                  6O. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Company and its Subsidiaries of this Agreement and any other documents contemplated hereby violate any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

                  6P. GOVERNMENTAL REGULATION. Neither the Company nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other agreements contemplated hereby. Neither the Company nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other agreements contemplated hereby.

                  6Q. ABSENCE OF DEFAULT, ETC. The Company and its Subsidiaries are in compliance in all respects with all of the provisions of their respective partnership agreements, certificates or articles of incorporation and by-laws, as the case may be, and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes a material default by the Company or any of its Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Company or any of its Subsidiaries in the amount of $1,000,000 or more in the aggregate, any License, or any judgment, decree or order to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected. Neither the Company nor any of its Subsidiaries is a party to or bound by any contract or agreement continuing after the Closing Date, where the compliance therewith or the performance thereof would reasonably be expected to have a Material Adverse Effect or result in the loss of any License issued by the FCC.

                  6R. ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports, prospectuses and other papers and data relating to the Company or any of its Subsidiaries and furnished by or on behalf of the Company or any of its Subsidiaries to the Purchasers were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Purchasers true and accurate knowledge of the subject matter, and all projections (i) disclose all assumptions made with respect to costs, general economic conditions, and financial and market conditions formulating the Projections;
(ii) are based on reasonable estimates and assumptions; and (iii) reflect, as of the date prepared, and continue to reflect, as of the date hereof, the reasonable estimate of Company of the results of operations and other information projected therein for the periods covered thereby.

                  6S. AGREEMENTS WITH AFFILIATES. Except for agreements or arrangements with Affiliates wherein the Company or one or more of its Subsidiaries provides services to such Affiliates for fair consideration or which are set forth on the AFFILIATED TRANSACTIONS SCHEDULE attached hereto, neither the Company nor any of its Subsidiaries has (i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate.

                  6T. PAYMENT OF WAGES. The Company and each of its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Company and each of its Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

                  6U. INDEBTEDNESS. Except as shown on the financial statements of the Company for the fiscal year ended December 31, 1999, and the Subordinated Notes and the Other Preferred

Stock, neither the Company nor any of its Subsidiaries has outstanding, as of the date of this Agreement, any Indebtedness other than pursuant to the Senior Loan Agreement.

                  6V. SOLVENCY. As of the date of this Agreement and after giving effect to the transactions contemplated hereby (i) the property of the Company, at a fair valuation, will exceed its debt; (ii) the capital of the Company will not be unreasonably small to conduct its business; (iii) the Company will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Company will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

                  6W. YEAR 2000 COMPLIANCE. The Company (i) has completed a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) has developed a plan and timeline for ensuring Year 2000 Compliance on a timely basis and (iii) is implementing that plan in accordance with that timetable. Based on the foregoing, the Company believes that all Systems (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' businesses and operations are reasonably expected on a timely basis to be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  6X. REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION. The Company's annual report on Form 10-K for its two most recent fiscal years, all other reports or documents required to be filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the most recent annual report on Form 10-K, its most recent annual report to its stockholders and the solicitation of proxy statements delivered to the Company's stockholders regarding the Acquisition and the issuance of the Preferred Stock and the Other Preferred Stock in connection therewith (in each case, together with all amendments thereof and notices or updates with respect thereto) do not contain any material false statements or any misstatement of any material fact and do not omit to state any fact necessary to make the statements set forth therein not misleading. The Company has made all filings with the Securities and Exchange Commission which it is required to make, and the Company has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph.

                  Section 7.  DEFINITIONS.

                  For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. With respect to the Company, "control" includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "APPLICABLE LAW" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

                  "BOARD" means the Company's board of directors.

                  "BOSTON VENTURES" means Boston Ventures Limited Partnership V and any of its Affiliates.

                  "BRIDGE FINANCING AGREEMENT" means the Junior Exchangeable Preferred Stock Agreement and the Senior Exchangeable Preferred Stock Agreement (to the extent relating to the issuance of Senior Exchangeable Preferred Stock in connection with the Acquisition).

                  "BRIDGE FINANCING INVESTORS" means the purchasers of Junior Exchangeable Preferred Stock and Senior Exchange Preferred Stock pursuant to the Bridge Financing Agreement.

                  "CELLULAR SYSTEMS" means cellular mobile radio telephone systems constructed and operated, or a PCS System constructed and operated and shall include a microwave system or a paging system operated in connection with (and in the same general service area as) any of the foregoing systems.

                  "CLASS T PREFERRED STOCK" means up to $15 million aggregate liquidation value of the Company's Class T Convertible Preferred Stock, par value $.01 per share, issued to Telephone & Data Systems, Inc. pursuant to the Class T Preferred Stock Agreement in connection with the Acquisition.

                  "CLASS T PREFERRED STOCK AGREEMENT" means that certain Recapitalization Agreement, dated as of October 31, 1999, by and between the Company and Telephone & Data Systems, Inc., as amended on December 6, 1999, as such agreement may be further amended or otherwise modified from time to time, the other agreements and instruments entered into by the parties thereto in connection therewith, and the certificate of designation filed with the Secretary of State of Minnesota setting forth the rights and preferences of the Class T Preferred Stock, all as originally executed and delivered and, except as otherwise provided herein, as such agreements or instruments may be amended or modified from time to time in accordance with their respective terms.

                  "CLASS T PREFERRED INVESTORS" means the purchasers of Class T Preferred Stock pursuant to the Class T Preferred Stock Agreement.

                  "COMMITMENT LETTER" means the letter, dated as of November 5, 1999, from several of the Purchasers to the Company.

                  "COMMON STOCK" means the Company's Class A Common Stock and the Company's Class B Common Stock, par value $0.01 per share.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

                  "EMPLOYEE PENSION PLAN" means any Plan which is (a) maintained by the Company, any of its Subsidiaries or any of its ERISA Affiliates and (b) subject to Part 3 of Title I of ERISA.

                  "ENVIRONMENTAL LAWS" means all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATES" means any Person, including a Subsidiary or an Affiliate of the Company, that is a member of any group of organizations (within the meaning of Code Sections 414(b), (c), (m) or (o)) of which the Company is a member.

                  "EVENT OF NONCOMPLIANCE" has the meaning set forth in the Certificate of Designation.

                  "FCC" means the Federal Communications Commission and any governmental body or agency succeeding to the functions thereof.

                  "GAAP" means the generally accepted accounting principles in the United States, as in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

                  "INDEBTEDNESS" means, with respect to any Person and without duplication, (i) all items, except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities for money borrowed as shown on the liability side of a balance sheet of such Person, including, without limitation, to the extent of the higher of the book value or fair market value of the property or asset securing such obligation (if less than the amount of such obligation), secured non-recourse obligations of such Persons, (ii) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation) if the obligation secured thereby shall not have been assumed, (iii) to the extent not otherwise included, all capitalized lease obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease- back arrangement, (iv) all reimbursement obligations with respect to outstanding letters of credit, (v) to the extent not otherwise included, all obligations subject to guaranties of such Person or its Subsidiaries and (vi) all obligations of such Person under interest hedge agreements in respect of any of the foregoing.

                  "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

                  "INVESTMENT" means, with respect to the Company or any of its Subsidiaries, (i) any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any guaranty or other contingent liability with respect to the capital stock, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interest, general partnership interest, or other securities of any such other Person, other than an acquisition, (ii) any acquisition by the Company or any of its Subsidiaries of any assets relating to the wireless communications business and (iii) all expenditures by the Company or any of its Subsidiaries relating to the foregoing. "Investment" also shall include the total cost of any future commitment or other obligation binding on any Person to make an Investment or any subsequent Investment.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                  "IRS" means the United States Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.

                  "JUNIOR EXCHANGEABLE PREFERRED STOCK" means up to $140 million aggregate liquidation value of the Company's 12 1/4% Junior Exchangeable Preferred Stock, par value $.01 per share.

                  "JUNIOR EXCHANGEABLE PREFERRED STOCK AGREEMENT" means that certain Underwriting Agreement, dated as of February 8, 2000, by and among the Company, TD Securities (USA) Inc., First Union Securities, Inc. and The Robinson-Humphrey Company, as Qualified Independent Underwriter, the other agreements and instruments entered into by the parties thereto in connection therewith, and the certificate of designation filed with the Secretary of State of Minnesota setting forth the rights and preferences of the Junior Exchangeable Preferred Stock, all as originally executed and delivered and, except as otherwise provided herein, as such agreements or instruments may be amended or modified from time to time in accordance with their respective terms.

                  "JUNIOR SECURITIES" shall have the meaning set forth in the Certificate of Designation.


                  "knowledge" or "aware" in respect of the Company shall mean and include (i) the actual knowledge or awareness of the chief executive officer, the chief financial officer, the general counsel or any vice president of the Company, and (ii) with respect to each of the Persons identified in clause (i) above, the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

                  "LICENSES" means any cellular telephone, microwave, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction or the operation of any Cellular System, granted or issued by the FCC and held by the Company or any of its Subsidiaries, all of which are listed as of the date of this Agreement on the LICENSES SCHEDULE hereto.

                  "LIENS" means with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, any change that, individually or in the aggregate with all other related changes or effects, is materially adverse to the business, financial condition, operating results, assets, value, customer or employee relations, operations or, except to the extent affected by general economic condition, business prospects of the Company and its Subsidiaries taken as a whole.

                  "MDP" means Madison Dearborn Partners III, L.P. and any of its Affiliates.

                  "MULTIEMPLOYER PLAN" means a multiemployer pension plan as defined in Section 3(37) of ERISA to which the Company, any of its Subsidiaries, or any of its ERISA Affiliates is or has been required to contribute subsequent to September 25, 1980.

                  "NECESSARY AUTHORIZATIONS" means all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limitation, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Company and its Subsidiaries to own, construct, maintain, and operate Cellular Systems and to invest in other Persons who own, construct, maintain, and operate Cellular Systems.

                  "OFFICER'S CERTIFICATE" means a certificate signed by the Company's president or its chief financial officer (in his capacity as an officer of the Company and not in his personal or any other capacity), stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "OTHER PREFERRED STOCK" means, collectively, the Senior Exchangeable Preferred Stock, the Junior Exchangeable Preferred Stock, and the Class T Preferred Stock.

                  "OTHER PREFERRED STOCK AGREEMENTS" means, collectively, the Senior Exchangeable Preferred Stock Agreement, the Junior Exchangeable Preferred Stock Agreement, and the Class T Preferred Stock Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PCS SYSTEM" means any broad band personal communications services telecommunications system operating on radio spectrum in a "basic trading area" (as defined and modified from time to time by the FCC) or a License to operate such a system.

                  "PERMITTED LIENS" shall have the meaning set forth in the Senior Loan Agreement.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a trust or estate, a joint venture, an unincorporated organization, a government or any agency or political subdivision thereof or any other entity.

                  "PLAN" means an employee benefit plan within the meaning of
Section 3(3) of ERISA or any other employee benefit plan maintained for employees of the Company or any ERISA Affiliate of the Company, including the Subsidiaries.

                  "PURCHASER SECURITIES" means (i) the Preferred Stock issued to the Purchasers hereunder, (ii) any Class A Common Stock issued or issuable upon conversion of the Preferred Stock referred to in clause (i) and (iii) any securities issued directly or indirectly with respect to any of the foregoing securities by way of a stock split, stock dividend or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Purchaser Securities, such securities shall cease to be Purchaser Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or
(c) repurchased or otherwise acquired by the Company. Any reference herein to a "majority of the Purchaser Securities" or the "number of Purchaser Securities" or words of like effect for purposes of comparison or calculation shall refer, with respect to any particular Purchaser Securities, to the number shares of Class A Common Stock (or equivalent common equity securities of the Company) then represented by such Purchaser Securities (on a fully diluted, as-if-converted basis).

                  "REPORTABLE EVENT" means, with respect to any Employee Pension Plan, an event described in Section 4043(b) of ERISA.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "SENIOR EXCHANGEABLE PREFERRED STOCK" means up to $150 million aggregate liquidation value of the Company's 11 3/8% Senior Exchangeable Preferred Stock, par value $.01 per share.

                  "SENIOR EXCHANGEABLE PREFERRED STOCK AGREEMENT" means that certain Purchase Agreement, dated as of May 7, 1998, by and among the Company, TD Securities (USA) Inc., NationsBanc Montgomery Securities LLC and BancBoston Securities Inc., the other agreements and instruments entered into by the parties thereto in connection therewith, that certain Underwriting Agreement, dated as of February 8, 2000, by and among the Company, TD Securities (USA) Inc., First Union Securities, Inc. and The Robinson-Humphrey Company, as Qualified Independent Underwriter, the other agreements and instruments entered into by the parties thereto in connection therewith, and the certificate of designation filed with the Secretary of State of Minnesota setting forth the rights and preferences of the Senior Exchangeable Preferred Stock, all as originally executed and delivered and, except as otherwise provided herein, as such agreements or instruments may be amended or modified from time to time in accordance with their respective terms.

                  "SENIOR LENDERS" means the financial institutions whose names appear as Lenders on the signature pages to the Senior Loan Agreement.

                  "SENIOR LOAN AGREEMENT" means that certain Second Amended and Restated Loan Agreement, dated as of April 3, 2000, among Rural Cellular Corporation, as Borrower, the lenders parties thereto; Toronto Dominion (Texas), Inc., as Administrative Agent; TD Securities (USA), Inc., as Book Runner and Lead Arranger; First Union Securities, Inc. and PNC Bank, National Association, as Co-Syndication Agents; and Bank of America Securities, LLC, as Documentation Agent, all notes issued thereunder, and all other agreements and instruments entered into by the parties thereto in connection therewith, all as originally executed and delivered and, except as otherwise provided herein, as such agreements or instruments may be amended or modified from time to time in accordance with their respective terms.

                  "SUB BOARD" means the board of directors of any of the Company's Subsidiaries.

                  "SUBORDINATED NOTES" means the Company's 9 5/8% Senior Subordinated Notes in the amount of $125,000,000 due 2008.

                  "SUBSIDIARY" means, as applied to any Person, (i) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding partnership or membership interests is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or
(ii) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. For purposes of this Agreement, if the context does not otherwise specify in respect of which Person the term "Subsidiary" is used, the term "Subsidiary" shall refer to a Subsidiary of the Company. Notwithstanding the foregoing, Subsidiary shall not include Wireless Alliance, L.L.C., a Minnesota limited liability company.

                  Section 8.  MISCELLANEOUS.

                  8A. EXPENSES. The Company shall pay, and hold each Purchaser and all holders of Purchaser Securities harmless against liability for the payment of, their reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and expenses for one counsel selected by the Purchasers) arising in connection with: (i) the negotiation and execution of the Commitment Letter, this Agreement, and the other agreements contemplated hereby and the consummation of the transac tions contemplated hereby or thereby, (ii) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, any of the agreements contemplated hereby, the Articles of Incorporation or the Certificate of Designation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock at the Closing or any shares of Common Stock issuable upon conversion of the Preferred Stock, (iv) the enforcement of the rights granted under this Agreement, any of the agreements contemplated hereby, the Articles of Incorporation and the Certificate of Designation and (v) any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

                  8B. REMEDIES. Each holder of Purchaser Securities shall have all rights and remedies set forth in this Agreement, the Articles of Incorporation and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law or at equity. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or at equity.

                  8C. PURCHASER'S INVESTMENT REPRESENTATIONS. Each of the Purchasers hereby represents and warrants for itself, severally and ratably and not jointly, that:

                           (i) ORGANIZATION, GOOD STANDING, POWER, AUTHORITY, ETC. Such Purchaser is validly organized and existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute and deliver this Agreement, the Registration Agreement and all other agreements contemplated hereby or thereby to which such Purchaser is a party, and to perform its obligations hereunder or thereunder. Such Purchaser has taken all necessary corporate or other organizational action in order to authorize the execution and delivery of this Agreement, the Registration Agreement and each other agreement contemplated hereby or thereby to which such Purchaser is a party and the consummation of the transactions contemplated hereby or thereby, and each such agreement is a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, similar laws affecting creditors' rights generally or general principles of equity.

                           (ii) NO CONFLICTS; NO CONSENTS. Neither the execution nor delivery of this Agreement, the Registration Agreement and all other agreements contemplated hereby or thereby to which such Purchaser is a party nor the consummation by such Purchaser of the purchase of the Preferred Stock contemplated hereby will conflict with, or result in any violation of, or constitute any default under, any provision of such Purchaser's organizational documents.

                           (iii) OWNERSHIP OF SECURITIES. As of immediately prior to the date hereof, such Purchaser does not own any debt or equity securities issued by the Company.

                           (iv) INVESTOR SUITABILITY. Such Purchaser is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

                           (v) DISCLOSURE OF INFORMATION. Such Purchaser acknowledges that it or its representatives have been furnished with all information regarding the Company and its business, assets, results of operations and financial condition that such Purchaser has requested. Each Purchaser further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, and financial condition and the terms and conditions of the issuance of the Securities; however, no representations or warranties have been made by the Company to the Purchasers in their capacity as Purchasers except as are set forth in this Agreement. NOTHING CONTAINED IN THIS PARAGRAPH 8C(V) AND NO INVESTIGATION, OR NEGLIGENCE OF THE PURCHASERS IN CONNECTION THEREWITH, BY PURCHASERS SHALL IN ANY WAY AFFECT THE PURCHASERS' RIGHT TO RELY UPON THE COMPANY'S REPRESENTATIONS AND COVENANTS CONTAINED IN THIS AGREEMENT.

                           (vi) INVESTMENT EXPERIENCE. Each Purchaser represents that it has such knowledge, experience and skill in evaluating and investing in common and preferred stocks and other securities, based on actual participation in financial, investment and business matters, so that each is capable of evaluating the merits and risks of an investment in the Preferred Stock and has such knowledge, experience and skill in financial and business maters that each is capable of evaluating the merits and risks of the investment in the Company and the suitability of the Preferred Stock as an investment and can bear the economic risk of an investment in the Preferred Stock . No guarantees have been made or can be made with respect to the future value, if any, of the Preferred Stock, or the profitability or success of the Company's business.

                           (vii) BROKERAGE. No broker, finder or other party is entitled to receive from such Purchaser, any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement for which the Company could have any liability or responsibility.

                           (viii) PURCHASE FOR OWN ACCOUNT. Such Purchaser is acquiring the Purchaser Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; PROVIDED THAT nothing contained herein shall prevent any Purchaser and subsequent holders of Purchaser Securities from transferring such securities in compliance with the provisions of
         Section 5 hereof.

                           (ix) FCC CONCERNS. Each Purchaser represents that, at and as of the Closing, it holds no direct or indirect interest in any CMRS licensee that would violate Section 22.942 or Section 20.6 of the FCC's Cross Ownership Rules if the purchase of the Preferred Stock were consummated on the terms and subject to the conditions set forth in this Agreement.

                           (x) RESTRICTIVE LEGENDS. Each certificate or instrument representing Purchaser Securities shall be imprinted with a legend in substantially the following form:

         "The securities represented by this certificate were originally issued on April 3, 2000, and have not been registered under the Securities Act of 1933, as amended. The securities represented by this certificate are subject to the restrictions on transfer, voting agreement and other provisions set forth in the Preferred Stock Purchase Agreement, dated as of April 3, 2000, and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such provisions have been complied with in respect of such transfer. A copy of such provisions shall be furnished by the Company to the holder hereof upon written request and without charge."

                  8D. UNDERSTANDING AMONG THE PURCHASERS. The determination of each Purchaser to purchase the Preferred Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each of the other Purchasers that MDP has not acted as an agent of such Purchaser in connection with making its investment hereunder and that MDP shall not be acting as an agent of such Purchaser in connection with monitoring its investment hereunder.

                  8E. TREATMENT OF THE PREFERRED STOCK. The Company covenants and agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports.

                  8F. INDEMNIFICATION. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Preferred Stock hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of Purchaser Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock, (b) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees or (c) any breach of any covenant, agreement, representation or warranty of the Company under this Agreement or any other instrument, document or agreement contemplated hereby to which the Company is a party. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  8G. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or modified and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Purchaser Securities outstanding at the time the amendment or waiver becomes effective or, in the case of any provision requiring the consent of the holders of a majority of the Preferred Stock, only if the Company has obtained the written consent of the holders of a majority of the Preferred Stock outstanding at the time the amendment or waiver becomes effective; PROVIDED THAT if any such amendment, modification or waiver would adversely affect any holder of Purchaser Securities or Preferred Stock, as the case may be, relative to the holders of Purchaser Securities or Preferred Stock voting in favor of such amendment, modification, or waiver, such amendment, modification or waiver shall also require the written consent of the holders of a majority of the outstanding Purchaser Securities or Preferred Stock, as the case may be, held by all holders so adversely affected; PROVIDED FURTHER that if any such amendment, modification or waiver is to a provision in this Agreement that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment, modification or waiver shall not be effective unless such vote is obtained with respect to such amendment, modification or waiver. No other course of dealing between the Company and the holder of any Purchaser Securities or Preferred Stock or any delay in exercising any rights hereunder or under the Articles of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Purchaser Securities or Preferred Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

                  8H. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

                  8I. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not other than any transferee pursuant to clause (iii), (iv), (v), (vi) or
(vii) of Section 5A hereof. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Purchaser Securities are also for the benefit of, and enforceable by, any subsequent holder of such Purchaser Securities other than any transferee pursuant to clause (iii), (iv), (v), (vi) or (vii) of Section 5A hereof.

                  8J. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  8K. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  8L. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, certificate, or instrument means such agreement, document, certificate or instrument as the same is amended, waived or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. Words such as "herein," "hereunder," "hereof" and the like shall be deemed to refer to this Agreement as a whole and not to any particular document or article, Section, paragraph or other portion of a document. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The "knowledge" or "awareness" of a Person means the actual knowledge of such Person (which includes the actual knowledge of all officers, directors and executive employees of such Person after reasonable inquiry).

                  8M. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  8N. COMPLETE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement and the other agreements, certificates and instruments expressly required to be delivered hereby embody the complete agreement and understanding of the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way, and such agreements may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral discussions or understandings of the parties. The parties hereto acknowledge and agree there are no oral understandings or agreements between them with respect to the subject matter hereof.

                  8O. SCHEDULES. Nothing in any Schedule attached hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of such document or such other item itself.

                  8P. DELIVERY BY FACSIMILE. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforeceability of a contract and each such party forever waives any such defense.

                  8Q. GOVERNING LAW. The corporate law of the State of Minnesota shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other juris-diction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  8R. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, telecopied to the recipient (with hard copy sent by overnight courier in the manner provided hereunder) if sent prior to 4:00 p.m. New York time on a business day (and otherwise, on the immediately succeeding business day), one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the SCHEDULE OF PURCHASERS and to the Company at the address indicated below:

                  Rural Cellular Corporation
                  3905 Dakota Street SW
                  Alexandria, Minnesota 56308
                  Attention: Chief Executive Officer
                  Telephone:  (320) 762-2000
                  Telecopy:  (320) 808-2120

         WITH COPIES TO:

                  Moss & Barnett
                  4800 Norwest Center
                  90 South 7th Street

                  Minneapolis, Minnesota 55402-4129
                  Attention: Richard Kelber, Esq.
                  Telephone: (612) 347-0300
                  Telecopy:   (612) 339-6686

                  Mayer, Brown & Platt
                  1675 Broadway
                  New York, New York 10019

                  Attention: Mark S. Wojciechowski, Esq.
                  Telephone: (212) 506-2500
                  Telecopy: (212) 262-1910

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Preferred Stock Purchase Agreement on the date first written above.

COMPANY:                        RURAL CELLULAR CORPORATION


                                By:    /s/ Wesley E. Schultz
                                   ---------------------------------------------

                                Name:  Wesley E. Schultz
                                     -------------------------------------------

                                Its:   Sr. Vice President and CFO
                                     -------------------------------------------



PURCHASERS:                     MADISON DEARBORN CAPITAL

                                PARTNERS III, L.P.

                                By Madison Dearborn Partners III, L.P.,
                                     its General Partner

                                By Madison Dearborn Partners, LLC,
                                     its General Partner


                                By:    /s/ Paul J. Finnegan
                                   ---------------------------------------------

                                Name:  Paul J. Finnegan
                                     -------------------------------------------
                                     Its Managing Director

                                MADISON DEARBORN SPECIAL
                                EQUITY III, L.P.

                                By Madison Dearborn Partners III, L.P.,
                                     its General Partner

                                By Madison Dearborn Partners, LLC,
                                     its General Partner


                                By:    /s/ Paul J. Finnegan
                                   ---------------------------------------------

                                Name:  Paul J. Finnegan
                                     -------------------------------------------
                                     Its Managing Director

                                SPECIAL ADVISORS FUND I, LLC

                                By Madison Dearborn Partners III, L.P.,
                                     its Manager

                                By Madison Dearborn Partners, LLC,
                                     its General Partner


                                By:    /s/ Paul J. Finnegan
                                   ---------------------------------------------

                                Name:  Paul J. Finnegan
                                     -------------------------------------------
                                     Its Managing Director

     (Continuation of Signature Page to Preferred Stock Purchase Agreement)

                                BOSTON VENTURES LIMITED
                                PARTNERSHIP V

                                By Boston Ventures Company V, L.L.C.
                                     its General Partner


                                By:    /s/ Anthony J. Bolland
                                   ---------------------------------------------

                                Name:  Anthony J. Bolland
                                     -------------------------------------------

                                Its:   Managing Director
                                    --------------------------------------------


                                TORONTO DOMINION INVESTMENTS,
                                INC.

                                By:    /s/ Martha L. Gariepy
                                   ---------------------------------------------

                                Name:  Martha L. Gariepy
                                     -------------------------------------------
                                     Its Vice President



     (Continuation of Signature Page to Preferred Stock Purchase Agreement)

                                              SCHEDULE OF PURCHASERS

                                                                                             Total
                                                                        No. of              Purchase
                                                                        Shares               Price
                                                                          of                  for
                              Names and                               Preferred            Preferred
                              ADDRESSES                                 STOCK                STOCK
                              ---------                               ---------            ---------

Madison Dearborn Capital Partners III, L.P.                           53,658.55            $53,658,550
Three First National Plaza, Suite 3800
Chicago, Illinois 60670
Attention:  Paul J. Finnegan
            James H. Kirby
Telephone:  (312) 895-1000
Telecopy:   (312) 895-1001
Madison Dearborn Special Equity III, L.P.                              1,191.45             $1,191,450
Three First National Plaza, Suite 3800
Chicago, Illinois 60670
Attention:  Paul J. Finnegan
            James H. Kirby
Telephone:  (312) 895-1000
Telecopy:   (312) 895-1001
Special Advisors Fund I, L.P.                                            150                  $150,000
Three First National Plaza, Suite 3800
Chicago, Illinois 60670
Attention:  Paul J. Finnegan
            James H. Kirby
Telephone:  (312) 895-1000
Telecopy:   (312) 895-1001

EACH WITH A COPY TO:

Kirkland & Ellis
200 East Randolph Drive, Suite 5400
Chicago, Illinois 60601
Attention: Edward T. Swan
Telephone: (312) 861-2000
Telecopy:  (312) 861-2200
Boston Ventures Limited Partnership V                                 36,666.67            $36,666,670
One Federal Street
Boston, MA 02110
Attention: John Hunt
Telephone: (617) 350-1599
Telecopy:  (617) 350-1574
Toronto Dominion Investments, Inc.                                    18,333.33            $18,333,330
909 Fannin, Suite 1700
Houston, TX 77010
Attention: Martha Gariepy
Telephone:   (713) 653-8225
Telecopy:   (713) 652-2647

WITH A COPY TO:

TD Capital
31 West 52nd Street
New York, NY 10019-6101

Attention:  Chris Shipman
Telephone:  (212) 827-7733
Telecopy:   (212) 974-8429

                                                                  --------------         -------------
TOTAL                                                                110,000              $110,000,000

                                LIST OF EXHIBITS

Exhibit A   -   Certificate of Designation

Exhibit B   -   Articles of Incorporation

Exhibit C   -   Company's Bylaws

Exhibit D   -   Registration Agreement

Exhibit E   -   Acquisition Agreement

Exhibit F   -   Senior Loan Agreement

Exhibit G   -   Bridge Financing Agreement

Exhibit H   -   Class T Preferred Stock Agreement

Exhibit I   -   Opinion of Moss & Barnett

Exhibit J   -   Opinion of Mayer, Brown & Platt

Exhibit K   -   Opinion of Lukas, Nace, Gutierrez & Sachs




                          LIST OF DISCLOSURE SCHEDULES

                        Affiliated Transactions Schedule
                        Capitalization Schedule
                        Subsidiary Schedule
                        Licenses Schedule
                        Potential Revocations of Licenses Schedule
                        Litigation Schedule
                        Contingent Liabilities Schedule